                                                                   Exhibit 23.23

                                                                   mrdi



March 21, 2002
San Mateo


Companhia Vale do Rio Doce
Avenida Graca Aranha, 26
20005-900 Rio de Janiero, RJ
Brasil

Gentlemen,


Mineral Resources Development, Inc. (MRDI) hereby consents to being named in this Form F-4, filed by Vale Overseas Limited and Companhia Vale do Rio Doce, in reference to MRDI's review of CVRD reserves as of December 31, 2000.


Very truly yours,


/s/ Larry B. Smith
Larry B. Smith
Vice President, Exploration & Geology


MRDI USA
Mineral Resources Development, Inc.
2001 W. Camelback Road, Suite 430
Phoenix, Arizona
USA 85015
Tel +1 602 995 3916                       amec
Fax +1 602 995 3921                 An Amec Company
www.amec.com